Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	November 17, 2010
Butler National Expands Product Line, Capabilities and Presence in Mexico

OLATHE, KANSAS, November 17, 2010 - Butler National Corporation (OTC Bulletin Board BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) announces the completion of the first installation of its Avcon Fins on a Learjet 25 at Servicios Profesionales De Aviacion based in Guadalajara, Mexico. Servicios Profesionales De Aviacion is the exclusive authorized installation center for Avcon modifications in Latin America.

Constantino Jimenez, CEO of Servicios Profesionales De Aviacion said, "Butler is the only company we would partner with on this technically sophisticated Learjet installation. We have been working with Butler for seven years and look forward to our continued relationship as we work together to expand growth in the Latin American market."

Clark D. Stewart, CEO of Butler National commented, "Mexico is a significant and growing market for Learjet modifications. There are more than 200 Learjet 20 and 30 Series airplanes in Mexico that need Avcon fins to improve payload and performance. Avcon Fins may help to make each flight more economical. We believe we will see strong demand for this and other Avcon modifications in the future."

Butler National's presence in Mexico continues its effort to leverage a major global growth trend in aviation. According to recently published reports the global deliveries of new aircraft are projected to total 56,900 by 2029 and the total global fleet will approach 70,000 for commercial and business aircraft. This represents more than $3 trillion in value with most of the growth coming from Latin American, Asia and the Middle East.

"Our plan is to aggressively increase our footprint in markets throughout Latin America. We are currently working with customers and installation centers in Bolivia, Brazil, Chile, Columbia as well as Mexico. We plan to continue to build on these opportunities in 2011 and beyond," added Stewart.

The company is already on a strong growth path setting new highs in both sales and profitability for Fiscal 2010. Data from company financial statements further supports Butler's growth story:

      Butler is the fastest-growing publicly traded company in Kansas including 28 companies with combined revenues of $61 billion
      Butler is the 10th fastest-growing publicly traded company in the Midwest including 923 publicly traded companies with combined revenues of $2.7 trillion

"Latin America is a large growth opportunity for Butler; and our unique capabilities put us in a great position in this market," concluded Stewart.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Humanity Worldwide Capital Group

Lou Albert Rodriguez

lou.albert@humanityworldwide.com

www.humanityworldwide.com

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com

Butler National Corporation Investor Relations

Ph (914) 479-9060 Ph (830) 669-2466 Ph (214) 498-7775
THE WORLDWIDE WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.